Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Preliminary Fourth Quarter and Fiscal Year 2011 Financial Results

Fourth Quarter Revenue Grows 22% Year-over-Year to a Record $19.3 million

Carlsbad, Calif. – February 7, 2012 – MaxLinear, Inc. (NYSE: MXL), a provider of highly integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced preliminary, unaudited financial results for the fourth quarter and fiscal year ended December 31, 2011.

Management Commentary

“2011 was an exciting year for MaxLinear, one in which we made significant progress in redefining our scope and execution capabilities despite very challenging business conditions. We were able to introduce new product lines to offset declines in some of our legacy product lines. Most notably, we have firmly established a new growth platform in the form of Cable and made investments to set the stage for future growth in exciting platforms such as hybrid TV, new terrestrial set-top technologies, and other forthcoming product applications,” commented Kishore Seendripu, Ph.D, Chairman and CEO. “We are excited about our prospects and are focused on executing on growth initiatives that we believe should result in long-term and meaningful operating leverage for the business going forward.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the fourth quarter of 2011 was $19.3 million, an increase of 9 percent compared to the third quarter of 2011 and an increase of 22 percent compared to the fourth quarter of 2010.

Gross profit in the fourth quarter of 2011 was 61 percent of revenue, compared to 64 percent in the third quarter of 2011 and 66 percent in the fourth quarter of 2010. Loss from operations in the fourth quarter of 2011 was 22 percent of revenue, compared to 18 percent in the third quarter of 2011 and compared to a 7 percent loss as a percent of revenue in the fourth quarter of 2010.

Net loss for the fourth quarter of 2011 was $4.7 million, or $0.14 per share (diluted), compared with $11.4 million, or $0.35 per share (diluted), for the third quarter of 2011 and net income of $5.7 million, or $0.17 per share (diluted), for the fourth quarter of 2010. Included in the previously reported GAAP operating results for the third quarter of 2011 was an $8.2 million charge associated with the establishment of a valuation allowance related to federal deferred tax assets. Included in the previously reported GAAP operating results for the fourth quarter of 2010 was a one-time tax benefit of $6.7 million associated with the release of a valuation allowance related to federal deferred tax assets.

GAAP operating results for the fourth quarter of fiscal 2011 also include a $0.8 million reserve based upon management’s current estimate of potential exposure for penalties arising from the internal export compliance review initiated by the audit committee and further described below. Management expects to have substantially more information concerning the export compliance review following completion of the audit committee’s review. As a result, the reserve included in MaxLinear’s audited financial statements could differ materially from the amount included in these preliminary financial results.

For the fiscal year 2011, net revenue was $71.9 million, representing an increase of 5 percent compared to $68.7 million in fiscal 2010. Gross profit was 63 percent of revenue for fiscal 2011, compared to 69 percent for fiscal 2010. For the fiscal year 2011, loss from operations was 21 percent of revenue, compared to income from operations of 5 percent of revenue in fiscal 2010. Net loss attributable to common stockholders for fiscal 2011 was $22.0 million, or $0.68 per share (diluted), compared to net income attributable to common stockholders of $8.9 million, or $0.30 per share (diluted), in fiscal 2010. As noted above, 2011 results included an $8.2 million charge associated with the establishment of a valuation allowance related to federal deferred tax assets, and 2010 included a one-time tax benefit of $6.7 million associated with the release of a valuation allowance related to federal deferred tax assets, for a year-over-year tax related impact of $14.9 million.

Cash, cash equivalents and short and long-term investments totaled $85.7 million at December 31, 2011, compared to $94.5 million at December 31, 2010. Cash flow used in operations totaled $1.8 million in the fourth quarter of 2011 and $7.0 million for the full year of 2011.

Non-GAAP Results

Non-GAAP gross profit in the fourth quarter of 2011 was 61 percent of revenue, compared to 64 percent in the third quarter of 2011 and 66 percent in the fourth quarter of 2010. Non-GAAP loss from operations in the fourth quarter of 2011 was 6 percent of revenue, consistent with the third quarter of 2011 and compared to income from operations of 1 percent in the fourth quarter of 2010.

Non-GAAP net loss for the fourth quarter of 2011 was $1.5 million, or $0.05 per share (diluted), consistent with the third quarter of 2011, and compared to non-GAAP net income of $0.2 million, or $0.01 per share (diluted), for the fourth quarter of 2010.

For the fiscal year 2011, non-GAAP gross profit was 63 percent of revenue, compared to 69 percent for fiscal 2010. For the fiscal year 2011, non-GAAP loss from operations was 5 percent of revenue, compared with non-GAAP income from operations of 11 percent of revenue in fiscal 2010. Non-GAAP net loss attributable to common stockholders for fiscal 2011 was $3.7 million, or $0.11 per share (diluted), compared to non-GAAP net income attributable to common stockholders of $7.9 million, or $0.24 per share (diluted), in fiscal 2010.

Export Compliance Review

In the first quarter of 2012, we discovered that we may have been involved in facilitating shipments of foreign produced products to Iran. While the underlying shipments of the foreign produced products may have been lawful, our actions may have violated applicable sanctions/export control laws. Upon discovering these potential sanctions/export controls issues, our audit committee promptly retained outside counsel to conduct a thorough internal review of these potential violations and our export compliance. That review is on-going. We have made voluntary initial filings with the Office of Foreign Assets Control of the United States Department of the Treasury and with the Bureau of Industry and Security of the United States Department of Commerce, notifying these regulatory agencies that we are conducting a review of these export control matters and that we will submit any supplemental Voluntary Self Disclosures once our internal review is complete. Our preliminary, unaudited operating results for the fourth quarter of fiscal 2011 include a reserve of $0.8 million relating to estimated civil penalties associated with the potential violations of United States export control laws involving Iran. Management has based its current reserve estimates on information available as of the date of this announcement. Management will reevaluate this reserve following completion of the audit committee’s review, and the reserve in our audited financial statements could differ materially from the current reserve.

Conference Call Details

MaxLinear will host its fourth quarter 2011 financial results conference call today, February 7, 2012 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-2068 / US toll: 1-480-629-9712 with conference ID: 4409590. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website and will be archived and available after the call at http://investors.maxlinear.com until February 11, 2012. A replay of the conference call will also be available until February 11, 2012 by dialing toll free 1-800-406-7325 or 1-303-590-3030 and referencing passcode: 4509590.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance and trends and growth opportunities in specific product markets such as cable and hybrid TV as well as new markets we may seek to address through new product introductions. In addition, our statements concerning the audit committee’s export compliance review, including management’s estimates of potential liabilities associated with the export control review, constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and operating results, include, among others, intense competition in our industry; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and hybrid television applications of our products as well as end user markets for products currently in development; our ability to continue to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; our dependence on a limited number of customers for a substantial portion of our revenues; the timing and development of the global transition from analog to digital television; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products. Forward looking statements associated with our export control compliance review include uncertainties concerning the timing and outcome of the review; the potential for the assessment of civil penalties materially in excess of those estimated in the reserve we have disclosed today; the risk of criminal prosecution, fines, and penalties; the risk that assessed penalties could have a material adverse effect on our operating results and financial condition; the risk that the review and any associated enforcement proceedings could result in substantial management distraction and expense; and the risk of stockholder litigation. The results we are providing today are preliminary and unaudited and are subject to the completion of our export compliance review and conclusion of the audit of our financial statements, and could differ materially from the results disclosed today. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Quarterly Report on Form 10-Q. Additional risks, uncertainties, and other information will be contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) expenses associated with our acquisition of MoCA® (Multimedia over Coax Alliance) Physical Layer IP and connectivity related software IP licenses; (iii) the valuation allowance on federal deferred tax assets; (iv) the correction of an error related to the tax treatment of deferred revenue for the year ended December 31, 2009 and 2008, and (v) estimated fines and penalties related to export compliance matters. In addition, our 2010 non-GAAP results include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s cash incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related IP licenses and estimated fines and penalties related to export compliance matters are non-recurring; therefore, we do not believe these are indicative of our core operating performance.

The provision for income taxes for the twelve months ended December 31, 2011 includes a valuation allowance related to federal deferred tax assets. The recording of the valuation allowance is non-cash; therefore, we do not believe this is indicative of our core operating performance. The provision for income taxes for the twelve months ended December 31, 2010 includes the correction of an error related to the tax treatment of deferred revenue for the years ended December 31, 2009 and 2008 of $0.3 million and the release of $6.7 million of the valuation allowance related to federal deferred tax assets. The correction of the error is an out-of-period adjustment, and the release of the valuation allowance is a non-cash benefit; therefore, these are not indicative of our core operating performance.

The shares used to compute non-GAAP basic and diluted net income per share for the twelve months ended December 31, 2010 include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In March 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our Class B common stock.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$28,026	$21,563
Short-term investments, available-for-sale	47,156	72,923
Accounts receivable	10,421	3,047
Inventory	8,082	7,425
Deferred income taxes, prepaid expenses and other current assets	1,394	4,232

Total current assets	95,079	109,190
Property and equipment, net	5,494	4,535
Long-term investments, available-for-sale	10,554	—
Intangible assets	1,021	980
Deferred income taxes and other long-term assets	228	4,213

Total assets	$112,376	$118,918

Liabilities and stockholders’ equity
Current liabilities	$18,494	$13,746
Other long-term liabilities	855	257
Capital lease obligations, net of current portion	2	18
Total stockholders’ equity	93,025	104,897

Total liabilities and stockholders’ equity	$112,376	$118,918

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
Net revenue	$19,296	$17,639	$15,865
Cost of net revenue	7,573	6,307	5,444

Gross profit	11,723	11,332	10,421
Operating expenses:
Research and development	10,179	9,456	7,426
Selling, general and administrative	5,849	5,033	4,071

Total operating expenses	16,028	14,489	11,497

Loss from operations	(4,305)	(3,157)	(1,076)
Interest income	58	63	105
Interest expense	(31)	(32)	(7)
Other expense, net	(131)	(35)	(29)

Loss before income taxes	(4,409)	(3,161)	(1,007)
Provision (benefit) for income taxes	283	8,227	(6,669)

Net income (loss)	(4,692)	(11,388)	5,662

Net income (loss) per share:
Basic	$(0.14)	$(0.35)	$0.18

Diluted	$(0.14)	$(0.35)	$0.17

Shares used to compute net income (loss) per share:
Basic	33,056	32,743	31,618

Diluted	33,056	32,743	33,979

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Twelve Months Ended
	December 31,	December 31,
	2011	2010
Net revenue	$71,937	$68,701
Cost of net revenue	26,616	21,560

Gross profit	45,321	47,141
Operating expenses:
Research and development	40,156	27,725
Selling, general and administrative	20,178	15,912

Total operating expenses	60,334	43,637

Income (loss) from operations	(15,013)	3,504
Interest income	292	326
Interest expense	(69)	(29)
Other expense, net	(241)	(58)

Income (loss) before income taxes	(15,031)	3,743
Provision (benefit) for income taxes	6,993	(6,371)

Net income (loss)	(22,024)	10,114
Net income allocable to preferred stockholders	—	(1,215)

Net income (loss) attributable to common stockholders	$(22,024)	$8,899

Net income (loss) per share attributable to common stockholders:
Basic	$(0.68)	$0.33

Diluted	$(0.68)	$0.30

Shares used to compute net income (loss) per share attributable to common stockholders:
Basic	32,573	26,743

Diluted	32,573	29,478

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
GAAP net income (loss)	$(4,692)	$(11,388)	$5,662
Stock-based compensation:
Cost of net revenue	16	15	24
Research and development	1,420	1,308	815
Selling, general and administrative	726	846	399

Total stock-based compensation	2,162	2,169	1,238
Acquisition of technology licenses	275	—	—
Estimated export compliance fines and penalties	750	—	—
Income taxes*	—	7,701	(6,669)

Non-GAAP net income (loss)	$(1,505)	$(1,518)	$231

Shares used in computing non-GAAP basic net income (loss) per share	33,056	32,743	31,618

Shares used in computing non-GAAP diluted net income (loss) per share	33,056	32,743	33,979

Non-GAAP basic net income (loss) per share	$(0.05)	$(0.05)	$0.01

Non-GAAP diluted net income (loss) per share	$(0.05)	$(0.05)	$0.01

*	Income taxes for the three months ended September 30, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets. Income taxes for the three months ended December 31, 2010 illustrate the financial results without the effects of the release of the valuation allowance related to federal deferred tax assets.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Twelve Months Ended
	December 31,	December 31,
	2011	2010
GAAP net income (loss)	$(22,024)	$10,114
Stock-based compensation:
Cost of net revenue	54	80
Research and development	4,434	2,589
Selling, general and administrative	2,880	1,546

Total stock-based compensation	7,368	4,215
Acquisition of technology licenses	3,573	—
Estimated export compliance fines and penalties	750	—
Income taxes*	6,668	(6,383)

Non-GAAP net income (loss)	$(3,665)	$7,946

Shares used in computing GAAP basic net income (loss) per share	32,573	26,743
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	3,263

Shares used in computing non-GAAP basic net income (loss) per share	32,573	30,006

Shares used in computing GAAP diluted net income (loss) per share	32,573	29,478
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	3,263

Shares used in computing non-GAAP diluted net income (loss) per share	32,573	32,741

Non-GAAP basic net income (loss) per share	$(0.11)	$0.26

Non-GAAP diluted net income (loss) per share	$(0.11)	$0.24

*	Income taxes for the twelve months ended December 31, 2011 illustrate the financial results without the effects of the recording of the valuation allowance related to federal deferred tax assets. Income taxes for the twelve months ended December 31, 2010 illustrate the financial results without the effects of the release of the valuation allowance related to federal deferred tax assets and the correction of an error related to the tax treatment of deferred revenue for the years ended December 31, 2009 and 2008.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
GAAP gross profit as a % of revenue	60.8%	64.2%	65.7%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.2%

Non-GAAP gross profit as a % of revenue	60.9%	64.3%	65.9%

GAAP loss from operations as a % of revenue	(22.3)%	(17.9)%	(6.8)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.2%
Research and development	7.4%	7.4%	5.1%
Selling, general and administrative	3.8%	4.8%	2.5%
Acquisition of technology licenses	1.4%	—	—
Estimated export compliance fines and penalties	3.9%	—	—

Non-GAAP income (loss) from operations as a % of revenue	(5.7)%	(5.6)%	1.0%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Twelve Months Ended
	December 31,	December 31,
	2011	2010
GAAP gross profit as a % of revenue	63.0%	68.6%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	63.1%	68.7%

GAAP income (loss) from operations as a % of revenue	(20.9)%	5.1%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	6.2%	3.8%
Selling, general and administrative	4.0%	2.3%
Acquisition of technology licenses	5.0%	—
Estimated export compliance fines and penalties	1.0%	—

Non-GAAP income (loss) from operations as a % of revenue	(4.6)%	11.3%

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